6

                       IN THE UNITED STATES DISTRICT COURT

                      FOR THE SOUTHERN DISTRICT OF NEW YORK

- -----------------------------------------
                                         )
SECURITIES INVESTOR PROTECTION           )
CORPORATION,                             )  Civil Action No. 96 CIV 5171 (LAP)
                                         )
               Plaintiff-Applicant,      )
                                         )
              v.                         )
                                         )
A.R. BARON & CO., INC.                   )
                                         )
                Defendant.               )
                                         )
- -----------------------------------------

                                     ORDER

         On the Complaint and Application of the SECURITIES INVESTOR PROTECTION CORPORATION ("SIPC"), it is hereby:

         I. ORDERED, ADJUDGED and DECREED, that the customers of A.R. Baron & Co., Inc. ("Defendant"), are in need of the protection afforded by the Securities Investor Protection Act ("SIPA").

         II. ORDERED that pursuant to section 78eee(b)(3) of SIPA, 15 U.S.C.A. ss. 78eee(b)(3) (1981), James W. Giddens is hereby appointed trustee for the liquidation of the business of the Defendant with all the duties and powers of a trustee as prescribed in SIPA, and the law firm of Hughes Hubbard & Reed is hereby appointed counsel for said trustee. Said trustee shall file a fidelity bond satisfactory to the Court in the amount of $100,000.00.

         III. ORDERED that creditors and all other persons or entities are hereby notified that, subject to the other provisions of section 362 of the Bankruptcy Code, 11 U.S.C.A. ss. 362, the automatic stay provisions of section 362(a) of the Bankruptcy Code, 11 U.S.C.A. ss. 362(a) (Supp. 1996), operate as a stay of:

               (i) the commencement or continuation, including the issuance or employment of process, of a judicial, administrative, or other proceeding against the Defendant that was or could have been commenced before the commencement of this proceeding, or to recover a claim against the Defendant that arose before the commencement of this proceeding;

               (ii) the enforcement, against the Defendant or against property of the estate, of a judgment obtained before the commencement of this proceeding;

               (iii) any act to obtain possession of property of the estate or of property from the estate;

               (iv) any act to create, perfect, or enforce any lien against property of the estate;


               (v) any act to create, perfect, or enforce against property of the Defendant any lien to the extent that such lien secures a claim that arose before the commencement of this proceeding;

               (vi) any act to collect, assess, or recover a claim against the Defendant that arose before the commencement of this proceeding;

               (vii) the setoff of any debt owing to the Defendant that arose before the commencement of this proceeding against any claim against the Defendant; and

               (viii) the commencement or continuation of a proceeding before the United States Tax Court concerning the Defendant.

         IV. ORDERED that pursuant to section 78eee(b)(2)(B)(i) of SIPA, 15 U.S.C.A. ss. 78eee(b)(2)(B)(i) (1981), any pending bankruptcy, mortgage foreclosure, equity receivership, or other proceeding to reorganize, conserve, or liquidate the debtor or its property and any other suit against any receiver, conservator, or trustee of the debtor or its property, is hereby stayed.

         V. ORDERED that pursuant to sections 5(b)(2)(B)(ii) and (iii) of SIPA, 15 U.S.C.A. ss.ss. 78eee(b)(2)(B)(ii) and (iii) (1981), and notwithstanding the provisions of sections 555 and 559 of the Bankruptcy Code, 11 U.S.C.A. ss.ss. 555 and 559 (Supp. 1996), all creditors of Defendant and all other persons be, and they hereby are, stayed, enjoined, and restrained for a period of twenty-one
(21) days or such other time as may subsequently be ordered by this Court or any other court having competent jurisdiction of this proceeding, from enforcing liens or pledges against the property of the Defendant, from exercising any right of setoff; and from causing the liquidation of a repurchase agreement whether or not it meets the definition set forth in section 101(47) of the Bankruptcy Code, 11 U.S.C.A. ss. 101(47) (Supp. 1996), without first receiving the written consent of SIPC and the trustee.

         VI. ORDERED that Defendant, its officers, directors, shareholders, employees and any other person or persons are hereby stayed, enjoined and restrained from directly or indirectly removing, transferring, setting-off, receiving, retaining, changing, selling, pledging, assigning, or otherwise disposing of, withdrawing or interfering with any assets or property owned, controlled or in the possession of Defendant, including but not limited to customers' securities and credit balances, except for the purpose of effecting possession and control of said property by the trustee.

         VII. ORDERED that pursuant to sections 5(b)(2)(B)(ii) and (iii) of SIPA, 15 U.S.C.A. ss. 78eee(b)(2)(B)(ii) and (iii) (1981), and notwithstanding the provisions of section 555 of the Bankruptcy Code, 11 U.S.C.A. ss. 555 (Supp.
1996), all stockbrokers, financial institutions, and securities clearing agencies as defined in section 101 of the Bankruptcy Code, 11 U.S.C.A. ss. 101 (Supp. 1996), be, and they hereby are, stayed, enjoined, and restrained for a period of twenty-one (21) days or such other time as may subsequently be ordered by this Court or any other court having competent jurisdiction of this proceeding, from exercising a contractual right to cause the liquidation of a contract for the loan of a security within the meaning of section 741(7) of the Bankruptcy Code, l1 U.S.C.A. ss. 741(7) (Supp. 1996), without first receiving the written consent of SIPC and the trustee.

         VIII. ORDERED that the stays set forth above shall not apply to (a) any suit, action or proceeding brought or to be brought by the Securities and Exchange Commission or any self-regulatory organization of which Defendant is now a member or was a member within the past six months; or (b) the exercise of a contractual right of any securities clearing agency to cause the liquidation of a securities contract as defined in section 741(7) of the Bankruptcy Code, 11 U.S.C. 741(7) (Supp. 1996); or (c) the exercise of a contractual right of any stockbroker or financial institution, as defined in section 101 of the Bankruptcy Code, 11 U.S.C. ss. 101 (Supp. 1996), to use cash or letters of credit held by it as collateral, to cause the liquidation of its contract for the loan of a security to the Defendant or for the pre-release of American Depository Receipts or the securities underlying such receipts; or (d) any setoff or liquidating transaction undertaken pursuant to the rules or bylaws of any securities clearing agency registered under section 17(a) of the Securities Exchange Act of 1934 or by any person acting under instructions from and on behalf of such a securities clearing agency; or (e) any settlement transaction undertaken by such securities clearing agency using securities either (i) in its custody or control, or (ii) in the custody or control of another securities agency with which it has an SEC approved interface procedure for securities transactions settlements, provided that the entire proceeds thereof, without benefit of any offset, are promptly turned over to the receiver, or a subsequent trustee, appointed herein.

         IX. ORDERED that pursuant to section 78eee(b)(4) of SIPA, 15 U.S.C.A. ss. 78eee(b)(4) (1981), this liquidation proceeding (not including any action brought herein by the Securities and Exchange Commission) is removed to the United States Bankruptcy Court for this District.

         X. ORDERED that the trustee is authorized to open accounts and obtain a safe deposit box at a bank or banks to be chosen by the trustee, and the trustee may designate such of his representatives who shall be authorized to have access thereto.

DATED:      July 11, 1996
ISSUED AT:  10:30 a.m.
                                 /s/ Loretta A. Preska
                                 ----------------------------------------------
                                 UNITED STATES DISTRICT JUDGE